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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-57614 of eBenX, Inc. on Form S-3 of our report dated August 28, 2000 with respect to the financial statements of Arbor Associates, Inc. and subsidiary, appearing in the amended current report on Form 8K/A of eBenX, Inc. filed on November 20, 2000 for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                       /s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
May 22, 2001